SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

THQ, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

APRIL 15, 2002

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of THQ Inc. scheduled to be held at 12:00 p.m., Pacific Daylight Time, on Monday, May 20, 2002 at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California. The Board of Directors and management look forward to greeting personally those stockholders able to attend.

     At the meeting, stockholders will be asked to: (1) elect five directors to the Board of Directors; (2) ratify the appointment of Deloitte & Touche LLP as independent auditors for THQ Inc.’s fiscal year ending December 31, 2002; and (3) transact such other matters as may properly come before the meeting or any postponement or adjournment thereof. Information regarding these matters is set forth in the accompanying Notice of 2002 Annual Meeting of Stockholders and Proxy Statement, to which you are urged to give your prompt attention.

     It is important that your shares of stock be represented and voted at the meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person, should you wish to attend the meeting.

     We hope you can join us on May 20th and appreciate your continued interest.

Very truly yours,

Brian J. Farrell Chairman of the Board of Directors, President and Chief Executive Officer

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2002

To the Stockholders of THQ Inc.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of THQ Inc., a Delaware corporation (the “Company”), will be held at 12:00 p.m., Pacific Daylight Time, on Monday, May 20, 2002 at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California, for the following purposes, all as set forth in the attached Proxy Statement:

1.	To elect five directors to serve on our Board of Directors until the next Annual Meeting and until their successors qualify and are duly elected;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2002; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. The Company does not know of any matter to be presented at the Annual Meeting other than those described in the Company’s Proxy Statement.

     The Board of Directors has fixed the close of business on April 5, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors Fred A. Gysi Chief Financial Officer, Senior Vice President— Finance and Administration, Treasurer and Secretary

Calabasas Hills, California April 15, 2002

THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. CONSEQUENTLY, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON AT THE MEETING. YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR STOCK IS REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST THE COMPANY IN PREPARATION FOR THE MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING, REQUIRED VOTES AND VOTING PROCEDURES
ELECTION OF DIRECTORS (PROPOSAL NUMBER 1)
APPROVAL OF PROPOSED RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL NUMBER 2)
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2002

     This Proxy Statement is being furnished to you as a holder of our shares of common stock, par value $.01 per share, in connection with the solicitation of proxies by our Board of Directors from holders of our common stock for use at our 2002 Annual Meeting of stockholders, for the purposes set forth in the foregoing notice of our Annual Meeting, and at any and all postponements and adjournments thereof. The Annual Meeting will be held at 12:00 p.m., Pacific Daylight Time, on Monday, May 20, 2002 at Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California. All properly executed proxies in the accompanying form received by us prior to the Annual Meeting will be voted at the Annual Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the Annual Meeting.

     This Proxy Statement and the enclosed proxy are first being mailed or otherwise released to our stockholders entitled to vote at the Annual Meeting on or about April 15, 2002. Our audited financial statements, together with the report thereon of Deloitte & Touche LLP and certain other information concerning us, are included in our Annual Report for the year ended December 31, 2001, which is being mailed with this Proxy Statement.

     Our mailing address is 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT
PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

THE DATE OF THIS PROXY STATEMENT IS APRIL 15, 2002.

INFORMATION ABOUT THE ANNUAL MEETING, REQUIRED VOTES AND VOTING PROCEDURES

WHY DID WE SEND YOU THIS PROXY STATEMENT?

     We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our 2002 Annual Meeting of stockholders.

     This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card.

TIME, DATE AND PLACE OF THE ANNUAL MEETING

     Our Annual Meeting will be held at 12:00 p.m., Pacific Daylight Time, on Monday, May 20, 2002 at the Millennium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California. If you have any questions regarding this Proxy Statement or the Annual Meeting, you may direct them in writing to our Secretary at our mailing address as set forth on the cover page.

WHAT WILL BE CONSIDERED AT THE ANNUAL MEETING?

     At our Annual Meeting, you will be asked to:

•	elect five directors to serve on our Board of Directors until the next Annual Meeting and until their successors have qualified and been duly elected;

•	ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2002; and

•	transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Our Board of Directors does not know of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement.

WHO RECEIVED THIS PROXY STATEMENT?

     We began sending this Proxy Statement out on or about April 15, 2002 to all holders of our shares of common stock (we will sometimes refer to all holders of shares of our common stock as “stockholders”). If you owned shares of our common stock at the close of business on April 5, 2002, our record date, you are entitled to vote those shares. On the record date there were 39,333,347 shares of common stock outstanding1. In connection with our solicitation of proxies for use at the Annual Meeting, we have designated Messrs. Brian J. Farrell and Fred A. Gysi, as the proxies.

[1] The number of outstanding shares has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

COSTS OF SOLICITING THESE PROXIES

     We will pay the expenses of preparing, printing and mailing this Proxy Statement and the proxies. Proxies may be solicited by our officers, directors and regular employees, without extra pay, by personal interviews, telephone, telecopier, mail, telegraph or other appropriate means. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

HOW MANY VOTES DO I HAVE?

     Each share of common stock is entitled to one vote on each of the matters presented for a vote at the Annual Meeting. As of April 5, 2002 there were 39,333,347 shares of common stock outstanding2.

HOW MANY VOTES ARE REQUIRED TO CONDUCT THE MEETING?

     A majority of our outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a “broker non-vote”) will be counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

     A stockholder may: (i) vote “for” the matter, (ii) vote “against” the matter or (iii) “abstain” from voting on the matter. Please see “The Effect of Broker Non-Votes; Abstentions.”

     Election of Directors. The five nominees for director who receive the most affirmative votes will be elected. Accordingly, if you do not vote for a nominee, or you indicate “withhold authority to vote” for a nominee on your proxy card, your vote will not count either “for” or “against” such nominee. As a result, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

     Ratification of Accountants. Ratification of the appointment of our independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

     All Other Matters. All other matters being voted upon will be approved if a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon, cast affirmative votes with respect to such matters.

THE EFFECT OF BROKER NON-VOTES; ABSTENTIONS

     A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to any particular matter will be considered shares not present and not entitled to vote on such matter, although such

[2] The number of outstanding shares has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote “for” or “against” a proposal, an abstention on any such proposal will have the same effect as a vote “against” that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on each such proposal, and will have no effect on the outcome. However, because the five directors will be elected by plurality vote (i.e., the five persons receiving the highest number of favorable votes will be elected) and assuming such election is uncontested, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

HOW DO I VOTE BY PROXY?

     If you properly fill in your proxy card and send it to us in time to vote, your “proxies” (Messrs. Brian J. Farrell and Fred A. Gysi) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxies will vote your shares as recommended by our Board of Directors as follows:

•	FOR the election of the nominees for directors listed in this Proxy Statement; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2002.

CAN I REVOKE MY PROXY?

     Yes. You may revoke your proxy by delivering written notice (including a properly executed and later dated proxy) to our Secretary at any time prior to the voting. In addition, if you attend the Annual Meeting you may vote your shares personally and revoke your proxy at that time. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy. If you submit a valid proxy and do not subsequently revoke it, your shares will be voted as provided on the proxy.

WHO WILL COUNT THE VOTE?

     Our Board of Directors has appointed Computershare Investor Services, LLC as the Inspector of Elections for our shares of common stock at the Annual Meeting. Computershare Investor Services, LLC will determine the number of shares of common stock represented in person or by proxy at the Annual Meeting, whether a quorum exists, the authenticity, validity and effect of proxies, and will receive and count the votes of our shares of common stock.

WILL ANYTHING ELSE BE VOTED ON AT THE ANNUAL MEETING?

     Our Board of Directors knows of no matters, other than those stated above, to be presented and considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

ELECTION OF DIRECTORS
(PROPOSAL NUMBER 1)

     In accordance with our Bylaws, the number of directors constituting the full Board of Directors has been fixed by the Board of Directors at five. Accordingly, action will be taken at the meeting to elect a board of five directors to serve until the next Annual Meeting of stockholders and until their respective successors shall qualify and be duly elected.

     The Board of Director’s nominees are listed below. It is the intention of the proxy holders, unless stockholders otherwise specify by their proxies, to vote for the election of the nominees named below, each of whom is now a director. Each of the nominees listed has agreed to serve as a director if so elected. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors. There are no family relationships between any of our directors and executive officers.

NOMINEES

Name	Age	Position

Brian J. Farrell	48	Director, Chairman of the Board of Directors, President and Chief Executive Officer
Jeffrey C. Lapin	45	Director, Vice Chairman and Chief Operating Officer
Lawrence Burstein	59	Director
James L. Whims	47	Director
L. Gregory Ballard	48	Director

BIOGRAPHIES OF NOMINEES

     Brian J. Farrell has been our President and Chief Executive Officer since January 1995 and a director since March 1993. Mr. Farrell also serves as Chairman of the Board. Between October 1992 and January 1995, Mr. Farrell served as our Executive Vice President and Chief Operating Officer. From July 1991 to October 1992, Mr. Farrell served as our Vice President, Chief Financial Officer and Treasurer. From 1984 until joining us, Mr. Farrell was Vice President and Chief Financial Officer of Starwood Hotels & Resorts (formerly known as Hotel Investors Trust), a real estate investment trust. Mr. Farrell was employed by Deloitte Haskins & Sells, a predecessor of Deloitte & Touche LLP, an international accounting firm and our current auditors, from 1978 to 1984 and is a certified public accountant.

     Jeffrey C. Lapin was appointed our Chief Operating Officer in August 2000. Mr. Lapin has been our Vice Chairman and an employee since October 1998 and a director since April 1995. From July 1996 through October 1998, Mr. Lapin was the President of House of Blues, Inc. Hospitality and Executive Vice President of House of Blues, Inc. Entertainment. From January 1995 to June 1996, Mr. Lapin was the President and Chief Operating Officer of Starwood Hotels & Resorts (formerly known as Hotel Investors Trust), and from May 1991 to January 1995 Mr. Lapin was the President and Chief Executive Officer of Starwood Hotels & Resorts. Mr. Lapin was a Vice President of Starwood Hotels & Resorts from January 1988 to May 1991 and the Secretary of Starwood Hotels & Resorts from September 1986 to May 1991. Mr. Lapin served as a Trustee of Starwood Hotels & Resorts from September 1992 to June 1996. Prior to his employment by Starwood, Mr. Lapin was an attorney at Mitchell, Silberberg & Knupp in Los Angeles.

     Lawrence Burstein has been a director since July 1991. Since March 1996, Mr. Burstein has been President, director and a stockholder of Unity Venture Capital Associates Ltd., a private investment company. From

1986 through March 1996, Mr. Burstein was President, a director and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is a director of Brazil Fast Food Corp., CAS Medical Systems, Inc., Gender Sciences, Inc., I.D. Systems, Inc. and Traffix, Inc.

     James L. Whims has been a director since April 1997. Since 1996, Mr. Whims has been a Managing Director of TechFund Capital I, L.P. and TechFund Capital II, L.P., venture capital firms concentrating on high-technology enterprises. From 1994 to 1996, Mr. Whims was Executive Vice President of Sony Computer Entertainment of America. From 1990 to 1994, Mr. Whims was Executive Vice President of The Software Toolworks Inc.

     L. Gregory Ballard has been a director since April 1999. From January 2000 to July 2001, Mr. Ballard was the Chief Executive Officer of MyFamily.com, an internet company in the family history business, and since that time has served as a consultant to a number of venture capital-backed companies. From December 1996 until November 1999, Mr. Ballard was the President and Chief Executive Officer of 3Dfx. From May 1995 to November 1996, Mr. Ballard was the President of Capcom Entertainment, Inc., a videogame and multimedia entertainment company. From 1994 to March 1995, Mr. Ballard served as Chief Operating Officer and Chief Financial Officer of Digital Pictures, Inc., a video game company. From 1991 to 1994, Mr. Ballard was President and Chief Executive Officer of Warner Custom Music Corp., a multimedia marketing division of Time Warner, Inc. Previously, Mr. Ballard was President and Chief Operating Officer of Personics Corp., a predecessor to Warner Music. In addition, Mr. Ballard has worked for Boston Consulting Group and as an attorney in Washington, D.C. Mr. Ballard is also a director of Enroute, Inc. and Pinnacle Systems.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have an Audit Committee, a Compensation Committee and a Mergers and Acquisitions Committee. The Board of Directors does not have a nominating committee, and the usual functions of such committee are performed by the entire Board of Directors.

     Audit Committee. The functions of the Audit Committee are described in the Audit Committee Charter attached hereto as Appendix A and include recommendations to the Board of Directors with respect to the engagement of our independent certified public accountants and the review of the scope and effect of the audit engagement. The Audit Committee, whose current members are Messrs. Burstein, Ballard and Whims, met six times during 2001.

     Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to compensation of management employees. In addition, the Compensation Committee determines the persons to whom options should be granted under our stock option plans and the number of options granted to each person, and administers plans and programs relating to employee benefits, incentives and compensation. The current members of the Compensation Committee are Messrs. Burstein and Whims. The Compensation Committee met four times during 2001.

     Mergers and Acquisitions. The function of the Mergers and Acquisitions Committee is to investigate, analyze, advise and make recommendations to the Board of Directors with respect to potential acquisitions. The Mergers and Acquisitions Committee, whose current members are Messrs. Burstein, Ballard and Whims, did not meet during 2001.

MEETINGS OF THE BOARD OF DIRECTORS

     In 2001, there were six meetings of the Board of Directors held in person or by conference telephone call. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member.

DIRECTOR COMPENSATION

     Directors who are also employees and officers are not paid any compensation for service as directors. Non-employee directors are compensated by cash payments comprised of $12,000 plus $1,500 for attendance at each Board of Director or Committee meeting held in person and $500 for attendance at each Board of Director or Committee meeting held by telephone (provided, however, that compensation to each non-employee director is limited to payment for one meeting per day), and are compensated by the grant of options pursuant to our Amended and Restated 1997 Stock Option Plan. During 2001, each of Messrs. Burstein, Whims, and Ballard received grants under our Amended and Restated 1997 Stock Option Plan of options exercisable for 22,500 shares of common stock and Mr. Jagid3 received grants under our Amended and Restated 1997 Stock Option Plan exercisable for 15,000 shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules issued thereunder, our executive officers and directors are required to file with the Securities and Exchange Commission and the NASDAQ Stock Market reports of ownership and changes in ownership of our common stock. Copies of such reports are required to be furnished to us. Based solely on our review of the copies of such reports furnished to us or on written representations to us that no such reports were required, we believe that during the year ended December 31, 2001, all of our executive officers and directors and all beneficial owners of more than 10% of our common stock filed on a timely basis all reports, if any, required by Section 16(a).

VOTE NECESSARY TO ELECT THE DIRECTORS

     The five nominees for director who receive the most affirmative votes will be elected. Accordingly, if you do not vote for a nominee, or you indicate “withhold authority to vote” for a nominee on your proxy card, your vote will not count either “for” or “against” such nominee. As a result, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE
THE PROXIES RECEIVED BY THEM FOR THE ELECTION OF EACH NOMINEE.

[3] Mr. Jagid passed away in April 2001.

APPROVAL OF PROPOSED RATIFICATION OF INDEPENDENT AUDITORS
(PROPOSAL NUMBER 2)

INFORMATION ABOUT DELOITTE & TOUCHE LLP

     Our consolidated financial statements have been audited by Deloitte & Touche LLP through the fiscal year ended December 31, 2001. Deloitte & Touche LLP has been our independent auditors since 1991 and the Board of Directors has appointed Deloitte & Touche LLP to be our independent auditors for the fiscal year ending December 31, 2002. There are no affiliations between us and Deloitte & Touch LLP, its partners, associates or employees, other than as pertain to the engagement of them as our independent auditors since 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

FEES PAID TO DELOITTE & TOUCHE LLP

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual consolidated financial statements and quarterly review of our financial statements for the fiscal year ended December 31, 2001 are $385,000.

     Financial Information System Design and Implementation Fees. Deloitte & Touche LLP did not incur any fees in connection with information technology services relating to financial information systems designing and implementation for the fiscal year ended December 31, 2001.

     All Other Fees. The aggregate fees billed by Deloitte & Touche LLP for services rendered to us, other than the services described above under “Audit Fees” and “Financial Information System Design and Implementation Fees” for the fiscal year ended December 31, 2001 were $1,319,000. These fees include $120,000 for audit-related services, including, among other items, statutory, benefit plan and distributor audits, and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to periodic reports at international locations, and $1,199,000 for other services, including, among other items, tax services and tax planning.

     The Audit Committee of our Board of Directors made a determination that the fees paid to Deloitte & Touche LLP for services in the categories of “Financial Information System Design and Implementation Fees” and “All Other Fees” described above are compatible with maintaining the independence of Deloitte & Touche LLP.

VOTE NECESSARY TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT AUDITORS

     The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote will be necessary for the stockholders to ratify the appointment of Deloitte & Touch LLP as our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.
UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE
PROXIES RECEIVED BY THEM FOR THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001, the Committee met six times, and the Committee discussed the interim financial information contained in each quarter earnings announcement with the Company’s Chief Financial Officer, Vice President, Controller and independent auditors.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement disclosing all relationships between the auditors and the Company that might bear on the auditors’ independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

     The Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

     Audit Committee:

     Lawrence Burstein
     L. Gregory Ballard
     James Whims

PERFORMANCE GRAPH

     The following chart compares the cumulative total stockholder returns on shares of our common stock since December 31, 1996 to the cumulative total returns over the same period of the NASDAQ (US) Market Index and the JP Morgan H&Q Technology Index4. The chart assumes that the value of the investment in shares of our common stock and each index was $100 at December 31, 1996 and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

AMONG THQ INC., NASDAQ (US) MARKET INDEX AND
JP MORGAN H&Q TECHNOLOGY INDEX
FISCAL YEAR ENDING DECEMBER 31, 2001

	1996	1997	1998	1999	2000	2001

THQ Inc.	100	245	448	556	585	1,163
NASDAQ (US) Market	100	122	173	321	193	153
JP Morgan H&Q Technology	100	117	182	405	261	179

[4] Formerly known as Hambrecht and Quist High Technology Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as to all persons who are, to our knowledge, the beneficial owners of 5% or more of our outstanding shares of common stock as of March 27, 2002.

		Amount and
		Nature of
Title of		Beneficial	Percent
Class	Name and Address of Beneficial Owner	Ownership*	of Class

Common	AXA Assurances I.A.R.D. Mutuelle	2,353,725(1)	6.4%
	AXA Assurances Vie Mutuelle
	AXA Conseil Vie Assurance Mutuelle 370, rue Saint Honore 75001 Paris, France
	AXA Courtage Assurance Mutuelle 26, rue Louis le Grand 75002 Paris, France
	AXA 25, avenue Matignon 75008 Paris, France
	AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104

Common	J. & W. Seligman & Co. Incorporated William C. Morris Seligman Communications & Information Fund, Inc. 100 Park Avenue New York, New York 10017	4,632,000(2)	12.51%

*	The number of shares has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

(1)	Based solely on information set forth in Schedule 13G (the “AXA Schedule 13G”) dated February 11, 2002 and filed with the Securities and Exchange Commission by AXA Financial, Inc. Alliance Capital Management L.P., a majority-owned subsidiary of AXA Financial, Inc., serves as investment adviser to a number of accounts which hold a majority of the shares reported in the AXA Schedule 13G. Each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, and AXA expressly declare that the filing of the AXA Schedule 13G shall not be construed as an admission that it is the beneficial owner of any securities covered by the AXA Schedule 13G. According to the AXA Schedule 13G, each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, and AXA has sole voting power of 1,055,475 shares, shared voting power of 990,600 shares, sole dispositive power of 1,445,475 shares, and shared dispositive power of 908,250 shares. AXA Financial, Inc. has sole voting power of 441,975 shares, shared voting power of 990,600 shares, and sole dispositive power of 1,445,475 shares.

(2)	Based solely on information set forth in Schedule 13G (the “JWS Schedule 13G”) dated February 22, 2002 and filed with the Securities and Exchange Commission by J. & W. Seligman & Co. Incorporated (“JWS”). JWS is an investment adviser to Seligman Communications & Information Fund, Inc., (“Seligman”) an

Investment Company. William C. Morris (“Morris”) is a control person of JWS. Each of JWS and Morris may be deemed to beneficially own the shares reported in the JWS Schedule 13G. According to the JWS Schedule 13G, each of JWS and Morris has shared voting power of 4,632,000 shares and shared dispositive power of 4,632,000 shares. Seligman has shared voting power of 3,450,000 shares and shared dispositive power of 3,450,000 shares.

BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of March 27, 2002 by each of our directors as of that date, by our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2001, and by all directors and executive officers as a group. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all of the shares beneficially owned, subject to community property laws, where applicable.

		Amount and Nature
	Name and Address	of Beneficial		Percent of
Title of Class	of Beneficial Owner(1)	Ownership**		Class

Common	Brian J. Farrell	936,004	(2)	2.3%
Common	Jeffrey C. Lapin	447,254	(3)	1.1%
Common	Lawrence Burstein	137,628	(4)	*
Common	James L. Whims	158,820	(5)	*
Common	L. Gregory Ballard	65,437	(6)	*
Common	Fred A. Gysi	58,876	(7)	*
Common	Alison Locke	30,001	(8)	*
Common	Jack Sorenson	0	(9)	*
Common	Tim F. Walsh	73,877	(10)	*
Common	All Directors and Executive Officers as a group (9 individuals)	1,907,897	(11)	4.8%

*	Less than 1%.

**	The number of shares has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

(1)	The address for each individual is c/o THQ Inc., 27001 Agoura Road, Calabasas Hills, California 91301.

(2)	Includes 897,754 shares of common stock issuable upon exercise of options exercisable within 60 days.

(3)	Includes 430,004 shares of common stock issuable upon exercise of options exercisable within 60 days.

(4)	Includes 129,378 shares of common stock issuable upon exercise of options exercisable within 60 days.

(5)	Includes 112,498 shares of common stock issuable upon exercise of options exercisable within 60 days and 17,196 shares of common stock held of record by TechFund Capital L.P. (“TechFund”). Mr. Whims is a managing member of the general partner of TechFund and accordingly may be deemed to share beneficial ownership of the shares of common stock held of record by TechFund. Mr. Whims disclaims beneficial ownership of such shares.

(6)	Includes 63,187 shares of common stock issuable upon exercise of options exercisable within 60 days.

(7)	Includes 53,626 shares of common stock issuable upon exercise of options exercisable within 60 days.

(8)	Consists of 30,001 shares of common stock issuable upon exercise of options exercisable within 60 days.

(9)	Mr. Sorenson became our Executive Vice President — Worldwide Studios in September 2001.

(10)	Includes 61,877 shares of common stock issuable upon exercise of options exercisable within 60 days.

(11)	Includes an aggregate of 1,778,325 shares of common stock issuable upon exercise of options within 60 days.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Our executive officers include Brian J. Farrell, Jeffrey C. Lapin, Fred A. Gysi, Alison Locke, Jack Sorenson, and Tim F. Walsh. Information with respect to Messrs. Farrell and Lapin is located elsewhere in this Proxy Statement. All of our executive officers are appointed by and serve at the discretion of the Board of Directors.

     Fred A. Gysi (age 47) was appointed Senior Vice President — Finance and Administration, Chief Financial Officer, Treasurer and Secretary in August 2000. Mr. Gysi had been our Vice President — Finance and Administration, Chief Financial Officer, Treasurer and Secretary since November 1997. From October 1996 to October 1997, Mr. Gysi was the Chief Financial Officer of HPM-Stadco, a manufacturing company. From August 1995 to October 1996, Mr. Gysi was the President and co-founder of GP Management Consulting, a provider of financial, operations and systems consulting services to emerging and middle market companies. From 1992 to 1995, Mr. Gysi was a partner at Collett & Levy, an accounting firm. Mr. Gysi was employed by Deloitte from 1980 to 1992, was a partner of that firm from 1988 to 1992 and is a Certified Public Accountant.

     Alison Locke (age 47) was appointed Executive Vice President — North American Publishing in August 2000. Ms. Locke was previously Senior Vice President — Sales and Marketing since February 1999. From January 1995 to January 1999, Ms. Locke served as our Senior Vice President — Sales. From 1991 to January 1995, Ms. Locke served as our Vice President — Sales. Previously, Ms. Locke served as Vice President of Computer Product and Nintendo Game Sales for Data East USA Incorporated, an interactive entertainment company, and in various sales capacities with Activision, Inc. and Broderbund Software, Inc.

     Jack Sorenson (age 40) was appointed Executive Vice President — Worldwide Studios in September 2001. From June 2000 to September 2001, Mr. Sorensen was President and CEO of Swan Systems, Inc., a private, venture-funded software company serving the advertising and marketing industries. Between March and May 2000, Mr. Sorensen was Executive in Residence at Crosspoint Venture Partners, a venture firm. From February 1991 to January 2000, Mr. Sorensen was employed at LucasArts Entertainment Company, an entertainment software developer and publisher, serving variously as head of operations, international, product development and as General Manager; including from April 1995 to January 2000 as President.

     Tim F. Walsh (age 38) was appointed Senior Vice President — International Publishing in August 2000. Mr. Walsh had been our Vice President — International since January 1998. From May 1997 to January 1998 he was our Director of International. Mr. Walsh was Director of International and OEM Sales of Accolade, a publisher of video and PC game software from January 1996 to May 1997. From September 1993 to December 1995, Mr. Walsh held various positions at Time Warner Interactive. Mr. Walsh’s prior experience includes positions in the productivity software industry from 1990 to 1993 and the music industry from 1986 to 1989.

COMPENSATION TABLE

     The following table summarizes the compensation for the fiscal years ended December 31, 1999, 2000 and 2001 of our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2001:

SUMMARY COMPENSATION TABLE

					LONG-TERM
					COMPENSATION
	ANNUAL COMPENSATION				AWARDS

				OTHER ANNUAL	SHARES	ALL OTHER
				COMPENSATION	UNDERLYING	COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS	(2)	OPTIONS(3)	(4)

Brian J. Farrell	2001	$469,000	$460,000	—	300,000	$14,300 (5)
Chairman of the Board of	2000	$409,000	$400,000	—	150,000	$6,400
Directors, President and	1999	$370,154	$360,000	—	225,000	$6,000
Chief Executive Officer
Jeffrey C. Lapin	2001	$325,000	$325,000	—	240,000	$14,300 (5)
Vice Chairman and	2000	$275,000	$275,000	—	105,000	$6,400
Chief Operating Officer	1999	$225,866	$225,000	—	112,500	$6,000
Fred A. Gysi	2001	$185,000	$85,000	—	37,500	$6,800
CFO, Senior V.P. — Finance	2000	$193,333	$75,000	—	45,000	$6,400
and Administration,	1999	$168,333	$50,000	—	45,000	$6,000
Treasurer and Secretary
Alison Locke	2001	$275,000	$250,000	—	60,000	$6,800
Executive V.P. — North	2000	$250,000	$210,000	—	75,000	$6,400
American Publishing	1999	$196,692	$250,198	—	90,000	$6,000
Jack Sorenson	2001	$63,462	$80,000	—	112,499	$6,800
Executive V.P.- Worldwide Studios
Tim F. Walsh	2001	$210,000	$170,000	—	52,500	$6,800
Senior V.P. — International	2000	$196,876	$140,000	—	67,500	$6,400
Publishing	1999	$150,577	$146,876	—	67,500	$6,000

(1)	Included in each executive’s salary are amounts that were deferred by such executive pursuant to our Defined Contribution Plan.

(2)	Amounts shown do not include amounts expended by us pursuant to plans (including group life and health) that do not discriminate in scope, terms or operation in favor of our executive officers or directors and that are generally available to all salaried employees. The value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3)	The number of shares underlying options has been adjusted to reflect the 50% stock dividend distributed in December 1999 and April 2002.

(4)	Includes matching contributions in the amounts of $6,000, $6,400, and $6,800 made by us in accordance with our Defined Contribution Plan in 1999, 2000, and 2001 respectively.

(5)	Includes a life insurance premium paid by us in the amount of approximately $7,500.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of stock options granted to each of our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2001 during the fiscal year ended December 31, 2001. The table also sets forth the potential realizable value of such stock options in the year of their expiration at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full five-year term of the stock options. No gain to the listed executives is possible without an increase in the price of our common stock, which will benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of			Annual Rate of
	Shares	Total Options	Exercise		Appreciation
	Underlying	Granted to	or Base		for Option Term(2)
	Options	Employees in	Price Per	Expiration
Name	Granted(1)	Fiscal Year	Share	Date	5%	10%

Brian J. Farrell	187,500 112,500	6% 3%	$14.96 $27.49	01/02/06 10/01/06	$501,882 $854,333	$1,712,286 $1,887,852
Jeffrey C. Lapin	150,000 90,000	5% 3%	$14.96 $27.49	01/02/06 10/01/06	$619,905 $683,466	$1,369,829 $1,510,281
Fred A. Gysi	37,499	1%	$27.49	10/01/06	$284,770	$ 629,267
Alison Locke	59,999	2%	$27.49	10/01/06	$455,637	$1,006,838
Jack Sorenson	112,499	3%	$27.49	10/01/06	$854,325	$1,887,835
Tim F. Walsh	52,499	2%	$27.49	10/01/06	$398,681	$ 880,981

(1)	The number of shares underlying options has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

(2)	For the stock options indicated, these amounts represent the exercise price multiplied by the annual appreciation rate shown compounded annually for the term of each option, less the exercise price, multiplied by the number of options granted. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of our Chief Executive Officer and our other most highly compensated executive officers whose cash compensation exceeded $100,000 in 2001, certain information regarding the number of stock options exercised during the fiscal year ended December 31, 2001 and the value of stock options held at fiscal year end.

			Number of Shares Underlying		Value of Unexercised
	Shares		Unexercised Options		in-the-Money Options at
	Acquired		At Fiscal Year-End (1)		Fiscal Year-End (2)
	on	Value
Name	Exercise(1)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian J. Farrell	150,000	$3,592,121	910,253	474,997	$23,082,101	$7,137,326
Jeffrey C. Lapin	150,000	$2,446,180	380,002	347,497	$8,620,836	$5,149,016
Fred A. Gysi	45,000	$796,171	95,626	82,498	$2,088,564	$1,069,677
Alison Locke	60,935	$740,960	74,690	139,997	$1,512,350	$1,846,319
Jack Sorenson(3)	—	—	—	112,499	—	$542,988
Tim F. Walsh	84,888	$1,529,284	61,877	119,998	$1,271,328	$1,586,425

(1)	The number of shares underlying options has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

(2)	Calculated based on the excess of fair market value of our common stock on December 31, 2001 over the respective exercise prices of the options.

(3)	Mr. Sorenson became our Executive Vice President — Worldwide Studios in September 2001.

EMPLOYMENT AGREEMENT WITH BRIAN J. FARRELL

     Mr. Farrell received an annual base salary of $460,000 in the fiscal year ended December 31, 2001, pursuant to his Amended and Restated Employment Agreement with us dated as of January 1, 2001. Mr. Farrell also received an annual bonus in the amount of $460,000 in 2001, pursuant to such Employment Agreement. Mr. Farrell’s Employment Agreement provides for employment by us through December 31, 2006 (hereinafter referred to as the “Farrell Employment Period”).

     Mr. Farrell’s current Employment Agreement provides for an annual base salary of $460,000, subject to annual review for possible increase, and an annual bonus equal to the lesser of his base salary for that year or 4.5% of our annual net income before taxes. Mr. Farrell may also be awarded a performance bonus at the discretion of our Board of Directors. We also agreed to grant Mr. Farrell stock options under our Amended and Restated 1997 Stock Option Plan to purchase 187,500 shares of our common stock5, with an exercise price per share equal to the fair-market value per share of our common stock on the date the options are granted. The options vest in three equal installments on the first of January of each of 2002, 2003 and 2004. Further, we are required to provide Mr. Farrell with a life insurance policy in the amount of $3 million, disability insurance for 80% of his base salary and a grantor trust established under Sections 671, et. seq. of the Internal Revenue Code (a Rabbi Trust) for the purpose of protecting the payment, in the event of a change in control, of any of our unfunded obligations to Mr. Farrell.

     Mr. Farrell’s current Employment Agreement provides that if Mr. Farrell voluntarily terminates his employment without “Good Reason” or we terminate his employment for “Cause,” he will be precluded, during the twelve months following any such termination, from engaging in any business activities in competition with our business and from soliciting our employees.

     Mr. Farrell’s current Employment Agreement also provides Mr. Farrell with the following payments and benefits in the event that his current Employment Agreement is terminated by him for “Good Reason” or by us without “Cause”: (i) a lump sum payment equal to (A) the greater of three years’ base salary or the salary payable during the then-existing balance of the Farrell Employment Period, plus (B) bonus compensation at the highest possible annual bonus for the greater of three years or the then-existing balance of the Farrell Employment Period; (ii) medical and dental insurance coverage until the end of the Farrell Employment Period; (iii) life and disability insurance coverage until the end of the Farrell Employment Period; (iv) various other perquisites as more fully described in Mr. Farrell’s current Employment Agreement; (v) the immediate vesting of all stock options, stock appreciation rights and restricted stock, if any, not fully vested at such time; (vi) the immediate vesting of Mr. Farrell’s rights in all other employee benefit and compensation plans; (vii) payment of the fees and disbursements incurred by counsel to Mr. Farrell as a result of the termination of Mr. Farrell’s employment; and (viii) appropriate office and secretarial assistance for six months after termination of Mr. Farrell’s employment. If Mr. Farrell was terminated in accordance with the foregoing he currently would receive a lump sum payment under item (i) of $4,987,500 plus the other benefits in items (ii) through (viii).

     If, within one year after a change of control, Mr. Farrell’s employment is terminated by us other than for “Cause,” or voluntarily by Mr. Farrell, then Mr. Farrell shall receive certain benefits, as more fully described in his current Employment Agreement, in addition to those described above. A change of control includes such events as a person gaining 15% or more beneficial ownership of us, our current members of the Board of Directors ceasing to comprise at least a majority of our Board of Directors (with some exceptions), and/or a sale of all or substantially all of our assets or of our business operations generating two-thirds of our consolidated revenues. Mr. Farrell would receive approximately the same amount of compensation upon a change in control that he would receive upon termination as specified in the preceding paragraph.

[5] The number of shares has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

EMPLOYMENT AGREEMENT WITH JEFFREY C. LAPIN

     Mr. Lapin received an annual base salary of $325,000 in the fiscal year ended December 31, 2001, pursuant to his Amended and Restated Employment Agreement with us dated as of January 1, 2001. Mr. Lapin also received an annual bonus in the amount of $325,000 in 2001, pursuant to such Employment Agreement. Mr. Lapin’s Employment Agreement provides for employment by us through December 31, 2006 (hereinafter referred to as the “Lapin Employment Period”).

     Mr. Lapin’s current Employment Agreement provides for an annual base salary of $325,000, subject to annual review for possible increase, and an annual bonus equal to the lesser of his base salary for that year or 4.5% of our annual net income before taxes. Mr. Lapin may also be awarded a performance bonus at the discretion of the Board of Directors. We also agreed to grant Mr. Lapin a stock option under our Amended and Restated 1997 Stock Option Plan to purchase 150,000 shares of our common stock6, with an exercise price per share equal to the fair-market value per share of our common stock on the date the options are granted. The options vest in three equal installments on the first of January of each of 2002, 2003 and 2004. Further, we are required to provide Mr. Lapin with a life insurance policy in the amount of $3 million, disability insurance for 80% of his base salary and a grantor trust established under Sections 671, et. seq. of the Internal Revenue Code (a Rabbi Trust) for the purpose of protecting the payment, in the event of a change in control, of any of our unfunded obligations to Mr. Lapin.

     Mr. Lapin’s current Employment Agreement provides that if Mr. Lapin voluntarily terminates his employment without “Good Reason” or we terminate his employment for “Cause,” he will be precluded, during the twelve months following any such termination, from engaging in any business activities in competition with our business and from soliciting our employees.

     Mr. Lapin’s current Employment Agreement also provides him with the following payments and benefits in the event that his current Employment Agreement is terminated by him for “Good Reason” or by us without “Cause”: (i) a lump sum payment equal to (A) the greater of three years’ base salary or the salary payable during the then-existing balance of the Lapin Employment Period, plus (B) bonus compensation at the highest possible annual bonus for the greater of three years or the then-existing balance of the Lapin Employment Period; (ii) medical and dental insurance coverage until the end of the Lapin Employment Period; (iii) life and disability insurance coverage until the end of the Lapin Employment Period; (iv) various other perquisites as more fully described in Mr. Lapin’s current Employment Agreement; (v) the immediate vesting of all stock options, stock appreciation rights and restricted stock, if any, not fully vested at such time; (vi) the immediate vesting of Mr. Lapin’s rights in all other employee benefit and compensation plans; (vii) payment of the fees and disbursements incurred by counsel to Mr. Lapin as a result of the termination of Mr. Lapin’s employment; and (viii) appropriate office and secretarial assistance for six months after termination of Mr. Lapin’s employment. If Mr. Lapin was terminated in accordance with the foregoing he currently would receive a lump sum payment under item (i) of $3,562,500 plus the other benefits in items (ii) through (viii).

     If, within one year after a change of control, Mr. Lapin’s employment is terminated by us other than for “Cause,” or voluntarily by Mr. Lapin, then Mr. Lapin shall receive certain benefits, as more fully described in his current Employment Agreement, in addition to those described above. A change of control includes such events as a person gaining 15% or more beneficial ownership of us, our current members of the Board of Directors ceasing to comprise at least a majority of our Board of Directors (with some exceptions), and/or a sale of all or substantially all of our assets or of our business operations generating two-thirds of our consolidated revenues. Mr. Lapin would receive approximately the same amount of compensation upon a change in control that he would receive upon termination as specified in the preceding paragraph.

[6] The number of shares has been adjusted to reflect the 50% stock dividend distributed on or about April 9, 2002 to holders of record of our shares of common stock at the close of business on March 26, 2002.

SEVERANCE AGREEMENTS

     We have entered into severance agreements (the “Severance Agreements”) with each of our executives except for Messrs. Farrell and Lapin. Mr. Farrell’s and Mr. Lapin’s employment agreements provide for the payment of benefits upon each individual’s termination following a change of control as discussed above in “Employment Agreement with Brian J. Farrell” and “Employment Agreement with Jeffrey C. Lapin.”

     The Severance Agreements provide for the payment of benefits to the executives upon a “Change in Control.” The executives agree to not voluntarily leave us without “Good Reason” until the earlier of (a) such attempted Change in Control terminates, or (b) if a Change in Control occurs, 90 days following such Change in Control.

     A “Change in Control” is defined, subject to certain exceptions, as an acquisition by any person or group of persons of 30% or more of either (a) our outstanding shares of common stock, or (b) the combined voting power of our outstanding securities entitled to vote for the election of directors.

     “Good Reason” is defined to include any of the following events after a Change in Control: (a) any removal or involuntary termination of the executive; (b) a reduction of the executive’s rate of annual base salary as in effect immediately prior to the Change in Control or our failure to pay such salary; (c) a requirement that the executive relocate; (d) our failure to provide the executive with compensation, vacation and other fringe benefits, expense reimbursement, and welfare benefits in accordance with the most favorable plans and benefits in effect for such executive’s peer officers after the Change in Control; and (e) our failure to maintain the effectiveness of the Severance Agreements after the Change of Control.

     The Severance Agreements provide that if an executive’s employment is terminated within the year following a Change in Control for any other reason, such executive will be entitled to receive, among other benefits, a cash amount equal to (i) one times such executive’s annual base salary paid to such executive at the time of the Change in Control, plus (ii) one times such executive’s annual bonus paid or payable to such executive in respect of our fiscal year immediately preceding the fiscal year in which the Change in Control occurs. In addition, if on the date of termination such executive’s stock options are not fully vested, all such stock options shall become immediately vested and exercisable for such period as provided in the plan and/or agreement governing such options. If Messrs. Gysi, Walsh and Sorenson and Ms. Locke were terminated in accordance with the foregoing they currently would receive $270,000, $380,000, $330,000, and $525,000 respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Each of the members of the Compensation Committee in 2001, Messrs. Burstein and Whims, are non-employee directors and neither have any direct or indirect material interest in, or relationship with, us outside of his position as a director. To our knowledge, there were no other interrelationships involving members of the Compensation Committee or other directors that need to be disclosed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We believe that there were no relationships or transactions with management during the year ended December 31, 2001 that need to be disclosed.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report was prepared by the Compensation Committee of the Board of Directors (the “Compensation Committee”), which is composed of independent directors who are not employees of the Company. The Compensation Committee has the responsibility for all compensation matters for executive officers. The current members of the Compensation Committee are Messrs. Burstein and Whims. The compensation of the Company’s executive officers is determined by the Compensation Committee, in consultation with other members of the Board of Directors, based on the goals and policies established by the Board of Directors.

     The Company has an employment agreement with Mr. Farrell. In January 2001, the Board of Directors approved the Compensation Committee’s recommendation to amend and restate Mr. Farrell’s employment agreement to extend its term through December 31, 2006 and provide for an annual base salary of $460,000, subject to annual review at the end of each fiscal year. In February 2002, in recognition of the outstanding financial results of the Company in 2001 and the growth of the Company, the Compensation Committee approved an increase in Mr. Farrell’s base salary to $525,000 pursuant to the amended and restated employment agreement and also granted Mr. Farrell an option to purchase 250,000 shares of the Company’s common stock. The Compensation Committee believes that ensuring Mr. Farrell’s long-term commitment to the Company is in the best interest of its stockholders. The amended and restated employment agreement seeks to induce Mr. Farrell to make such commitment and to align a substantial portion of Mr. Farrell’s compensation with the Company’s results of operations; as such, the amended and restated employment agreement provides that Mr. Farrell’s annual cash bonus will be equal to the lower of his base salary for that year or a percentage of net income earned by the Company. See “Employment Agreement with Brian J. Farrell.”

     The Company also has an employment agreement with Mr. Lapin. In January 2001, the Board of Directors approved the Compensation Committee’s recommendation to amend and restate Mr. Lapin’s employment agreement to extend its term through December 31, 2006 and provide for an annual base salary of $325,000, subject to annual review at the end of each fiscal year. In February 2002, in recognition of the outstanding financial results of the Company in 2001 and the growth of the Company, the Compensation Committee approved an increase in Mr. Lapin’s base salary to $375,000 pursuant to the amended and restated employment agreement and also granted Mr. Lapin an option to purchase 200,000 shares of the Company’s common stock. The Compensation Committee believes that ensuring Mr. Lapin’s long-term commitment to the Company is in the best interest of its stockholders. The amended and restated employment agreement seeks to induce Mr. Lapin to make such commitment and to align a substantial portion of Mr. Lapin’s compensation with the Company’s results of operations; as such, the amended and restated employment agreement provides that Mr. Lapin’s annual cash bonus will be equal to the lower of his base salary for that year or a percentage of net income earned by the Company. See “Employment Agreement with Jeffrey C. Lapin.”

     The other executive officers’ base salaries and cash bonuses are based on the level of responsibility and the job requirements of each such position. The Compensation Committee also considered compensation paid to other persons with comparable skills and experience in other companies in the interactive entertainment industry as well as the Company’s performance in comparison to its competitors. The Compensation Committee reviews executive compensation annually based on the merit of each executive officer’s performance in such officer’s specific area of responsibility as well as the financial performance of the Company.

     It is also a fundamental objective of the Compensation Committee to provide the Company’s executive officers with an opportunity to share in the success of the Company by granting to the executive officers options to purchase shares of common stock. The Compensation Committee has maintained a policy of rewarding the Company’s executive officers with options each year in respect of recent contributions made by the executive officers to the Company. Special option grants are also made to executive officers if in the determination of the Compensation Committee an executive officer warrants additional compensation for such executive officer’s efforts. In February 2002, each of Messrs. Gysi, Sorenson and Walsh and Ms. Locke received an option to purchase 37,500, 25,000, 75,000, and 125,000 shares of the Company’s common stock, respectively.

Respectfully submitted, Lawrence Burstein James L. Whims

OTHER BUSINESS

     We know of no business, other than as stated in the Notice of Annual Meeting of Stockholders, to be brought before the Annual Meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment and discretion of the persons appointed by the proxies.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders must be received by us at our principal executive offices at 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, addressed to the attention of the Secretary, not later than January 20, 2003 in order to be included in our proxy statement and form of proxy related to such meeting. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for presentation at our 2003 Annual Meeting of stockholders will be considered untimely for purposes of Rules 14a-4 and 14a-5 under the Securities Exchange Act if we receive notice of such shareholder proposal after March 1, 2003.

By Order of the Board of Directors

Fred A. Gysi Chief Financial Officer, Senior Vice President-Finance and Administration, Treasurer and Secretary

April 15, 2002

PLEASE COMPLETE, DATE, SIGN AND
RETURN YOUR PROXY PROMPTLY

APPENDIX A

AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

     One committee of the board of directors will be the audit committee. The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Only independent directors shall serve on the audit committee, meaning each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. The committee is expected to maintain free and open communication with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

RESPONSIBILITIES

     The audit committee’s primary responsibilities include:

•	Primary input into the recommendation to the board for the selection and retention of the independent accountant that audits the financial statements of the corporation. In the process, the committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports, and will provide to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

•	Provision of guidance on the need for an internal audit function and oversight of such function, including review of the organization, plans, and results of such activity.

•	Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded, and such other inquires as may be appropriate.

•	Discussion with management and the auditors of the quality and adequacy of internal controls, including review of the annual management letter prepared by the independent auditors.

•	Discussion with management of the status of pending litigation, taxation matters, and other areas of oversight to the legal and compliance area as may be appropriate.

•	Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

THQ Inc.
27001 Agoura Road, Suite 325
Calabasas Hills, California 91301

2002 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints and constitutes Brian J. Farrell and Fred A. Gysi, and each of them the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with all the shares of Common Stock of THQ Inc. (the “Company”), standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held on Monday, May 20, 2002 at the Millenium Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California at 12:00 p.m., Pacific Daylight Time and any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows:

(Continued and to be signed on reverse side)

1.	ELECTION OF DIRECTORS: To elect each of the following nominees as directors of the Company to serve until the next annual meeting and until their successors are elected and qualify (the “Election of Directors”):

☐ WITHHOLD AUTHORITY to vote for the following nominee(s) only (Write the name of such nominee(s) below):

Brian J. Farrell
Lawrence Burstein
Jeffrey C. Lapin
James L. Whims
L. Gregory Ballard

☐ FOR all of the nominees	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

2.	RATIFICATION OF THE INDEPENDENT AUDITORS: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2002:

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.

3.	For the proxies, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed above under Election of Directors and FOR the Ratification of the Independent Auditors.

     Please sign exactly as the name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the authorized officer. If a partnership or limited liability company, or any other entity, please sign in such entity’s name by authorized person.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT.

Signature of Shareholder	Dated: _______, 2002	Signature if held jointly	Dated:______, 2002